Exhibit 99.1

Orient Paper, Inc. Announces Unaudited Preliminary Financial Results for

Fourth Quarter and Fiscal Year 2016

  Company to Host Earnings Conference Call on Thursday, March 23, 2017, at 8:00 am ET

BAODING, China, March 2, 2017 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced its unaudited preliminary results for the fourth quarter and the fiscal year ended December 31, 2016. The Company anticipates filing its 2016 annual report on Form 10-K with the Securities and Exchange Commission and releasing its earnings after the market closes on Wednesday, March 22, 2017. The Company will host a conference call to discuss its fourth quarter and fiscal year 2016 financial results at 8:00 am Eastern Time (5:00 am Pacific Time/ 8:00 pm Beijing Time) on Thursday, March 23, 2017.

Fourth Quarter and Fiscal Year 2016 Selected Financial Highlights (Unaudited and Preliminary)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Revenues ($M)	$31.4	$35.1	-10.6%	$134.7	$135.3	-0.4%

Sales volume (tonnes)
Regular Corrugating Medium Paper ("CMP")*	47,338	58,343	-18.9%	230,382	224,302	2.7%
Light-Weight CMP**	13,363	12,297	8.7%	47,841	43,920	8.9%
Tissue Paper Products	1,129	1,099	2.7%	4,917	1,307	276.2%
Offset Printing Paper	10,815	14,592	-25.9%	52,255	53,137	-1.7%
Digital Photo Paper	0	77	-100.0%	372	121	207.4%

Average selling price ($/tonne)
Regular Corrugating Medium Paper ("CMP")*	$386	$334	15.5%	$338	$360	-6.1%
Light-Weight CMP**	$395	$343	15.4%	$350	$367	-4.6%
Tissue Paper Products	$1,201	$1,313	-8.5%	$1,235	$1,315	-6.1%
Offset Printing Paper	$598	$668	-10.4%	$639	$684	-6.6%
Digital Photo Paper	NM	$2,582	NM	$1,767	$3,107	-43.1%

Gross profit ($M)	$7.5	$6.0	26.3%	$25.5	$27.9	-8.4%
Net income ($M)	$3.6	$2.2	65.5%	$7.3	$11.5	-36.6%
Diluted EPS ($)	$0.17	$0.11	56.7%	$0.34	$0.57	-40.2%

* Products from PM6
** Products from PM1

"Our revenues were essentially flat and profits were down in 2016. Total revenues were $134.7 million, down a bit from 2015, as a result of a 4.3% year-over-year decrease in blended average selling prices ("ASP") that was partially offset by a 4.0% increase in overall sales volume," said Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper. "While the uptick in prices for paper products and the stabilization of order trend in recent months give us reasons to be optimistic, we remain cautious on the 2017 outlook as slowing GDP growth trend and government's heightened effort to combat pollution likely to continue to take a toll on the paper industry in the near term".

Earnings Conference Call:

The Company's management will host a conference call to discuss its fourth quarter and fiscal year 2016 financial results at 8:00 am US Eastern Time (5:00 am US Pacific Time/ 8:00 pm Beijing Time) on Thursday, March 23, 2017.

To attend the conference call, please dial-in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "Orient Paper Fourth Quarter 2016 Earnings Conference Call."

Conference Call
Date:	Thursday, March 23, 2017
Time:	8:00 am ET
International Toll Free:	United States: +1-855-500-8701 Mainland China: 400-120-0654 Hong Kong: 800-906-606 International: +65-6713-5440
Conference ID:	79181461

This conference call will be broadcast live over the Internet, and can be accessed by all interested parties at http://www.orientpaperinc.com/ or http://edge.media-server.com/m/p/f5irkx78.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through March 31, 2017. To listen, please dial +1-855-452-5696 if calling from the United States, or +61-290-034-211 if calling internationally. Use the passcode 79181461 to access the replay.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper, and other paper products, including digital photo paper and tissue paper products.

With production based in Baoding in North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. (For more information, please visit http://www.orientpaperinc.com)

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Company Contact:

Orient Paper, Inc.
Email: ir@orientpaperinc.com

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: tony.tian@weitian-ir.com
Phone: +1-732-910-9692